COMPUTER-AIDED SOFTWARE INTEGRATION, INC.

                             STOCKHOLDERS' AGREEMENT

                             STOCKHOLDERS' AGREEMENT

                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS......................................................  2
         Section 1.1                Definitions..............................  2

ARTICLE II - MANAGEMENT......................................................  4
         Section 2.1                Certificate of Incorporation; By-Laws....  4
         Section 2.2                Board of Directors of the Company........  4
         Section 2.3                Certain Corporate Actions................  5
         Section 2.4                Board of Directors of Glasgal............  6
         Section 2.5                Expiration...............................  6

ARTICLE III - RESTRICTIONS UPON TRANSFER.....................................  7
         Section 3.1                Transfer Restrictions....................  7
         Section 3.2                Permitted Transfers by Tobey to Certain
                                    Family Members, Etc......................  7
         Section 3.3                Stock Transfer Record....................  8
         Section 3.4                Endorsement on Stock Certificates........  8
         Section 3.5                Agreements by Company....................  8
         Section 3.6                Rights of First Refusal..................  9
         Section 3.7                Participation Rights..................... 10
         Section 3.8                Bring-Along Right........................ 11
         Section 3.9                Delivery of Stock Certificates and
                  Documents.................................................. 12
         Section 3.10               Expiration............................... 12

ARTICLE IV - PUT AND CALL RIGHTS............................................. 12
         Section 4.1                Put Right; Call Right.................... 12
         Section 4.2                Termination of Employment................ 13
         Section 4.3                Procedure for Determining Fair Market
                                    Value.................................... 13
         Section 4.4                Closing of Put or Call................... 14

ARTICLE V - MISCELLANEOUS.................................................... 14
         Section 5.1                Capital Contribution..................... 14
         Section 5.2                Best Efforts............................. 14
         Section 5.3                Financial Statements..................... 15
         Section 5.4                Inspection of Property................... 15
         Section 5.5                Certain Relationships with Glasgal....... 16
         Section 5.6                Invalid or Unenforceable Provisions...... 17
         Section 5.7                Notices.................................. 17
         Section 5.8                Benefit and Burden....................... 17
         Section 5.9                Gender................................... 17
         Section 5.10               Changes; Waiver.......................... 17
         Section 5.11               Specific Performance..................... 17
         Section 5.12               Entire Agreement......................... 18
         Section 5.13               Governing Law............................ 18
         Section 5.14               Headings................................. 18

                             STOCKHOLDERS' AGREEMENT


                  THIS STOCKHOLDERS' AGREEMENT (this "Agreement") entered into and effective for all purposes and in all respects as of the 24th day of April, 1996 (the "Effective Date"), by and among (i) COMPUTER-AIDED SOFTWARE INTEGRATION, INC., a California corporation (the "Company"), (ii) DAVID H. TOBEY ("Tobey"), and (iii) GLASGAL COMMUNICATIONS INC., a Delaware corporation ("Glasgal"). Tobey and Glasgal are hereinafter sometimes together referred to as the "Stockholders" and are hereinafter sometimes each individually referred to as a "Stockholder".

                  WHEREAS, Tobey, the Company and Glasgal entered into a Stock Purchase Agreement dated as of February 15, 1996;

                  WHEREAS, the Stockholders are the legal and beneficial owners of all of the issued and outstanding shares of the Company's Common Stock, par value one cent ($0.01) per share (the "Common Stock"), consisting of one thousand (1,000) shares, as follows:

                                                     Number of Shares
         Stockholder                                 of Common Stock
         -----------                                 ---------------

         Tobey                                            200
         Glasgal                                          800
                                                        -----
         TOTAL                                          1,000
                                                        =====


                  WHEREAS, simultaneously herewith the Stockholders and the Company are entering into a Registration Rights Agreement and an Employment Agreement each dated the date hereof;

                  WHEREAS, the parties hereto believe that it is in the best interests of the Company and of the Stockholders to make provision for the management and operation of the Company, future dispositions of shares of Common Stock and certain other matters; and

                  WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:
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                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. The following terms shall have the following meanings whenever used in this Agreement:

                  (a) "Affiliate" of any Person shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition of Affiliate, the term "control" of any Person shall mean the ownership, directly or indirectly, of securities of such Person possessing more than 50% of the voting power for the election of directors or the power to designate a majority of the Persons constituting the board of directors of such Person or exercising authority similar to that of a corporate board of directors.

                  (b) "Annual Business Plan" shall mean the Initial Business Plan (as defined below) as amended and approved annually by the Board of Directors.

                  (c) "Appraiser" shall mean any nationally recognized investment banking firm or financial expert which does not (and the directors, officers, employees, Affiliates or shareholders of which do not) have a material direct or indirect financial interest in the Stockholders or the Company or any of their subsidiaries or Affiliates, which has not been within the three years prior to the date of acts hereunder, and, at the time it is called upon to give independent financial advice hereunder, is not (and none of the directors, officers, employees, Affiliates or shareholders of which is) a promoter, director or officer of the Company or any Stockholder or any of their subsidiaries or Affiliates and which has not in the three years prior to the dates of acts hereunder provided any advice or opinions to any Stockholder or the Company, except in connection with this Agreement, as an independent financial banking firm or financial expert.

                  (d) "Bona Fide Offer" shall mean a legally enforceable offer in writing, made and signed by a Third Party (as defined below).

                  (e) "Cause" shall mean any criminal conviction of Tobey for an offense involving the misappropriation of a material amount of funds or property of the Company, or failure of Tobey to devote at least one thousand eight hundred (1,800) hours per year to his duties as President and Chief Executive Officer of the Company (other than for reason of disability), after written notice by the Company providing Tobey with an opportunity to cure such failure.


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                  (f) "Charter Documents" shall have the meaning set forth in
Section 2.1.

                  (g) "Excess Cash" shall mean the amount of cash held by the Company at the end of the Company's fiscal year after payment or provision for all current liabilities and in excess of the working capital requirements of the Company for the next following year as provided in the Company's Annual Business Plan.

                  (h) "Good Reason" shall mean any diminution of Tobey's position, duties, responsibilities or compensation as President and Chief Executive Officer of the Company; or the geographic relocation of Tobey's position as President and Chief Executive Officer of the Company; or the failure of Glasgal to make the capital contribution to the Company set forth in Section
5.1 of this Agreement.

                  (i) "Initial Business Plan" shall mean the initial business plan for the Company attached as Exhibit A hereto.

                  (j) "Initial Public Offering" shall mean the first primary underwritten public offering of equity securities of the Company pursuant to an effective Registration Statement under the Securities Act of 1933, as amended.

                  (k) "Offering Stockholder" shall have the meaning set forth in Section 3.6.

                  (l) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

                  (m) "Registered Notice" shall mean written notice sent by (i) registered or certified mail, return receipt requested, and first-class postage prepaid or (ii) a nationally-recognized overnight delivery service; and, if such Registered Notice is sent with respect to a Bona Fide Offer, such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain all such requisite information shall not be considered a "Registered Notice" for the purposes hereof.

                  (n) "Third Party" shall mean an offeror or offerors who is (or who are) not an Affiliate (or a prospective Affiliate) of the Offering Stockholder or the Initiating Stockholder and who is a person or persons or entity or entities financially capable of carrying out the terms of the Bona Fide Offer.

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                                   ARTICLE II
                                   MANAGEMENT

         Section 2.1  CERTIFICATE OF INCORPORATION; BY-LAWS.

                  (a) Prior to the Closing Date (as such term is defined in the Stock Purchase Agreement), the Company's Certificate of Incorporation and Bylaws shall be amended in accordance with applicable law to be substantially in the form attached hereto as Exhibits B and C, respectively (the "Charter Documents"), on the Closing Date.

                  (b) From and after the Closing Date, each Stockholder shall vote its shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure that the Company's Charter Documents do not at any time conflict in any respect with the provisions of this Agreement.

         Section 2.2  BOARD OF DIRECTORS OF THE COMPANY.

                  (a) The Stockholders covenant and agree, at all times and from time to time to vote their shares of Common Stock and, if applicable, to vote as a director of the Company (or cause their Designees (as defined below) to vote as directors), in such manner so that, the Board of Directors of the Company shall at all times consist of at least three (3) and not more than five (5) members, and so that, of such members, one (1) member shall be designated by Tobey (the "Tobey Designee"), and the remaining members shall be designated by Glasgal (the "Glasgal Designees"). The Tobey Designee and the Glasgal Designees are sometimes collectively referred to herein as "Designees" and individually as a "Designee."

                  (b) If, prior to his or her election to the Board of Directors of the Company pursuant to Section 2(a) hereof, any Designee shall be unable or unwilling to serve as a director of the Company, the Stockholder who nominated any such Designee shall be entitled to nominate a replacement who shall then be a Designee for purposes of this Section 2.2. If, following election to the Board of Directors of the Company pursuant to Section 2.2(a) hereof, any Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, the Stockholder who nominated such Designee shall within 30 days of such event notify the Board of Directors of a replacement Designee and the Stockholders shall vote their shares of Common Stock at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the

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election to the Board of Directors of the Company of such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing.

                  (c) There shall be no committees of the Board of Directors.

                  (d) The Board of Directors of the Company shall approve and adopt the Initial Business Plan. Beginning in fiscal year 1997 and in each year thereafter the Board of Directors shall approve and adopt the Annual Business Plan. The Board of Directors shall manage the Company on a basis consistent with the Initial Business Plan or the Annual Business Plan (whichever shall be applicable).

         Section 2.3 CERTAIN CORPORATE ACTIONS. The Stockholders agree that the Company shall not, directly or indirectly, take the following actions without the unanimous consent of the members of the Board of Directors (including the Tobey Designee) and the Stockholders in addition to any other requirements of law or the Charter Documents of the Company:

                           (i) the issuance by the Company of
                  equity securities, any equity derivative securities, securities convertible into equity securities or rights to acquire equity securities;

                           (ii) the sale,  lease,  transfer or other
                  disposition (in a transaction or related series of transactions) of any material assets of the Company (including, without limitation, any material intellectual property assets);

                           (iii) incur any  material  indebtedness
                  other than indebtedness expressly approved in the Initial Business Plan or the Annual Business Plan (whichever may be applicable) and at market rates and terms;

                           (iv) engage in any transaction, contract
                  or arrangement with an Affiliate of the Company or the Stockholders other than as set forth in the Initial Business Plan;

                           (v)  any amendment, modification or
                  repeal of any provision of the Charter Documents;

                           (vi) any repurchase or redemption of
                  equity securities of the Company;

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                           (vii) the declaration of any dividends
                  or the making of any distribution (other than pro rata dividends of Excess Cash);

                           (viii) any merger or consolidation
                  involving the Company;

                           (ix) any purchase, lease or acquisition
                  by the Company of a material amount of
                  assets;

                           (x) the liquidation or dissolution of
                  the Company;

                           (xi) the hiring and termination of
                  officers (other than the President and Chief
                  Executive Officer) of the Company;

                           (xii) the Initial Public Offering;

                           (xiii) the approval and adoption of the
                  Initial Business Plan and Annual Business
                  Plan; or

                           (xiv) make any plans or agreements to do
                  any of the foregoing.

         Section 2.4 BOARD OF DIRECTORS OF GLASGAL. Glasgal shall provide Tobey with notice of each meeting of the Glasgal Board of Directors. Tobey shall have the right to attend meetings of the Glasgal Board of Directors and to participate in such meetings (without any vote on matters). In connection with the foregoing, Tobey shall be provided on a timely basis with all materials that members of the Glasgal Board of Directors receive or are entitled to receive (including, without limitation, all resolutions, minutes, reports, presentations and actions by written consent).

         Section 2.5  EXPIRATION.

                  (a) If beginning in fiscal year 1997 the Company shall experience operating losses in excess of 5% of sales during any two consecutive fiscal years thereafter, then the events set forth in Sections 2.3(iii), 2.3(ix), 2.3(xi) and 2.3(xiii) shall no longer require the unanimous consent of the Board of Directors or the Stockholders of the Company.

                  (b) The rights and obligations of the Stockholders under this
Article II shall expire upon the earlier of the date (i) that Tobey shall have disposed of more than one-half (1/2) the number of shares of Common Stock owned by him as of the Effective Date or (ii) the Initial Public Offering.

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                                   ARTICLE III
                           RESTRICTIONS UPON TRANSFER

         Section 3.1 TRANSFER RESTRICTIONS.

                  (a) Except as otherwise provided in this Agreement or as agreed upon by the prior written consent of the Stockholders, the Stockholders shall not sell, exchange, deliver or assign, dispose of, bequeath or gift, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession) (collectively, a "Transfer"), all or any of the shares of Common Stock now owned or hereafter acquired by such Stockholder.

                  (b) In the event that, at any time or from time to time, any shares of Common Stock are Transferred to any party (other than the Company or any Stockholder) pursuant to any provision hereof, the transferee shall take such shares of Common Stock pursuant to all provisions, conditions and covenants of this Agreement, and, as a condition precedent to the transfer of such shares of Common Stock, the transferee shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Agreement as a party hereto and in the capacity of a Stockholder. In the event that there shall be any Transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the provisions of this Article III, all references herein to the Stockholders or to any Stockholder shall thereafter be deemed to include such transferee.

         Section 3.2 PERMITTED TRANSFERS BY TOBEY TO CERTAIN FAMILY MEMBERS, ETC. Notwithstanding the provisions of Section 3.1 hereof, all or any portion of Tobey's shares of Common Stock may at any time or times be transferred to any of the following (and such transfer shall be registered on the books of the Company): (a) Tobey's parent, spouse, brother or sister, natural or adopted lineal descendant or spouse of such descendant; (b) the trustee of a trust whether INTER VIVOS or testamentary, of which only Tobey and/or any person or person named in (a) of this Section 3.2 is the beneficiary or beneficiaries; provided, however, that as a condition precedent to any transfer of such shares of Common Stock as provided in this Section 3.2, the transferee of such shares of Common Stock shall agree to comply with the provisions of this Agreement. In the event that Tobey shall transfer any or all of his shares of Common Stock to any person or entity pursuant to this Section 3.2, and in the further event that Tobey shall be required to transfer all of his shares of Common Stock to the Company and/or the other Stockholders pursuant to any provision of this Agreement, the transferee of

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such Stockholder's shares of Common Stock shall be required to transfer all of the shares of Common Stock which are required to be transferred by Tobey to the Company and/or the other Stockholders upon the same terms and conditions as Tobey.

         Section 3.3 STOCK TRANSFER RECORD. The Company shall keep a stock transfer book in which shall be recorded the name and address of each Stockholder. No Transfer or issuance of any shares of Common Stock shall be effective or valid unless and until recorded in such stock transfer book. The Company agrees not to record any Transfer or issuance of shares of Common Stock in such stock transfer book unless the transfer or issuance is in strict compliance with all provisions of this Agreement. Each Stockholder agrees that, in the event such Stockholder desires to make a Transfer within the provisions hereof, such Stockholder shall furnish to the Company such evidence of compliance with this Agreement as may be reasonably required by the Board of Directors of the Company.

         SECTION 3.4 ENDORSEMENT ON STOCK CERTIFICATES. Each certificate representing shares of Common Stock of the Company now or hereafter held by any Stockholder shall bear a statement in substantially the following form:

                  "The voluntary or involuntary encumbering, transfer or other disposition (including, without limitation, any disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution or succession) of the shares of Common Stock evidenced by the within Certificate is restricted under the terms of the Stockholders' Agreement, dated April 24, 1996, by and among the Company and its stockholders, a copy of which Agreement is on file at the principal office of the Company. Upon written request of any Stockholder, the Company shall furnish, without charge to such Stockholder, a copy of such Agreement.

                  The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of registration or an exemption therefrom under such Act."

         Section 3.5 AGREEMENTS BY COMPANY. The Company agrees, for and on behalf of itself and its successors and assigns, that:

                  (a)  It hereby consents to this Agreement.

                  (b) It shall not issue, transfer or reissue any Common Stock in violation of the provisions of this Agreement.

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                  (c) All certificates representing shares of Common Stock
issued by the Company and held by any Stockholder shall bear an endorsement in substantially the form specified in Section 3.4.

         Section 3.6  RIGHTS OF FIRST REFUSAL.

                  (a) In the event that any Stockholder shall receive a Bona Fide Offer by a Third Party to purchase all or any portion of such Stockholder's shares of Common Stock (the "Offered Shares") and such Stockholder shall desire to accept such Bona Fide Offer, such Stockholder (the "Offering Stockholder") shall promptly send Registered Notice to the Company and to the other Stockholders (the "Other Stockholders"), offering to sell the Offered Shares to the Company and to the Other Stockholders at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer. The Company and the Other Stockholders shall then have such rights and privileges, for the prescribed time periods, as are set forth in this Section 3.6.

                  (b) Whenever, under this Section 3.6, a Bona Fide Offer to purchase Offered Shares shall have been received from a Third Party, and Registered Notice of the Bona Fide Offer shall have been sent by the Offering Stockholder, the following procedures shall be complied with:

                           (i) For a period of thirty days from its receipt of such Registered Notice, the Company shall have the right to purchase all or any part of the Offered Shares; provided, however, that an election by the Company to purchase less than all of the Offered Shares shall be ineffective unless the Other Stockholders shall purchase the balance of the Offered Shares.

                           (ii) If the Company shall not elect to purchase all of the Offered Shares, then the Other Stockholders shall have the right, for a period of thirty days after the expiration of the Company's thirty-day exercise period, to purchase all (but not less than all) of the Offered Shares.

                           (iii) If the Company and the Other Stockholders shall not, individually or together, purchase, within the prescribed time periods, all of the Offered Shares covered by the Bona Fide Offer, the Offering Stockholder shall have the right to accept such Bona Fide Offer in whole (but not in part) and to sell such Offered Shares, subject to all of the provisions and restrictions of this Agreement.

                           (iv) The sale by the Offering Stockholder must be fully consummated within ninety days after the date the Offering Stockholder first sent Registered Notice; and, in the event that such sale is not fully consummated within

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         such period, the provisions of this Section 3.6 must again be complied with by the Offering Stockholder before the Offering Stockholder may sell the Offered Shares.

                  (c) The Offering Stockholder agrees, if so requested by the Other Stockholders, to vote or cause a vote to be made (as a director of the Company, and, if applicable, as a stockholder of the Company) in favor of the exercise by the Company of its option to purchase all or a portion (but if a portion, only if the Other Stockholders have elected to purchase the balance of the shares of Common Stock so offered) of the shares of Common Stock which the Offering Stockholder has offered to sell to the Company pursuant to and within the provisions of Section 3.6. In the event that the Company's exercise of such option to purchase such shares of Common Stock requires an amendment to the Charter Documents of the Company or a reduction of its capital or a reappraisal of its assets and/or any other corporate action, the Offering Stockholder agrees, if so requested by the Other Stockholders, to vote or cause a vote to be made (as a director of the Company, and, if applicable, as a stockholder of the Company) in favor of any such corporate action as may be legally taken.

         Section 3.7  PARTICIPATION RIGHTS.

                  (a) If Glasgal is an Offering Stockholder under Section 3.6 and the Offered Shares to be sold pursuant to the Bona Fide Offer represent 25% or more of Glasgal's shares of Common Stock (in one transaction or a series of related transactions), each Other Stockholder shall have the right to sell an amount of shares of Common Stock owned by such Other Stockholder determined by multiplying the total number of Offered Shares by a fraction, the numerator of which shall be the number of shares of Common Stock (calculated on a fully diluted basis) then owned by such Other Stockholder and the denominator of which shall be the total number of shares of Common Stock (calculated on a fully diluted basis) then owned by all the Stockholders. If such Other Stockholder elects to exercise his participation right pursuant to this Section 3.7, an amount of such Other Stockholders shares of Common Stock as specified in the Participation Notice (as defined below) delivered pursuant to Section 3.7(b) shall be sold either to the Third Party, the Company and/or the Other Stockholders exercising their rights of first refusal pursuant to Section 3.6 (as the case may be) in lieu of a corresponding amount of Offered Shares.

                  (b) Any exercise of the participation right pursuant to
Section 3.7(a) shall be by a written notice (the "Participation Notice") delivered by any Other Stockholder to the Offering Stockholder within thirty days after receipt of the Registered Notice of the Bona Fide Offer. A Participation Notice shall state the amount of shares of Common Stock that such Other

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Stockholder is proposing to sell pursuant to this Section 3.7 and that such
Other Stockholder elects to sell such shares in accordance with procedures set forth hereunder. Failure to deliver a Participation Notice shall be deemed conclusive evidence of such Other Stockholders intent to decline to exercise his participation right.

        Section 3.8  BRING-ALONG RIGHT.

                  (a) In the event that a Stockholder (the "Initiating Stockholder") proposes a Transfer of all of its shares of Common Stock (and such shares shall constitute at least a majority of the outstanding shares of Common Stock (calculated on a fully diluted basis)) for cash pursuant to a Bona Fide Offer to a Third Party (a "Sale of the Company"), the Initiating Stockholder shall have the right (the "Bring-Along Right") to require all (but not less than all) the Other Stockholders (each a "Bring-Along Seller" and collectively the "Bring-Along Sellers") to sell, and each Bring-Along Seller hereby agrees to sell, to the Third Party all the shares of Common Stock held by such Bring-Along Seller (the "Bring-Along Shares") for exactly the same per share cash consideration being provided to the Initiating Stockholder. Notwithstanding the foregoing, each Bring-Along Seller shall have the right to exercise its right of first refusal as provided in Section 3.6.

                  (b) The Initiating Seller shall notify the Bring-Along Sellers in writing of such proposed Transfer (the "Sale Notice"). The Sale Notice shall set forth (a) the name and address of the Third Party and (b) a copy of the written proposal pursuant to which the Sale of the Company will be effected containing all of the material terms and conditions thereof, including (i) the number of shares of Common Stock (calculated on a fully diluted basis) proposed to be transferred by the Initiating Seller, (ii) the cash price per share of Common Stock (calculated on a fully diluted basis) to be paid, (iii) the terms and conditions of payment offered by the Third Party, (iv) whether the Initiating Seller has determined to exercise the Bring-Along Right, (v) in the event the Initiating Seller has determined to exercise the Bring-Along Right, that the Third Party has been informed of the Bring-Along Right provided for in this Section 3.8 and has agreed to purchase the Bring-Along Shares in accordance with the terms hereof and to be bound by such terms subsequent to such purchase to the same extent as the Bring-Along Seller immediately prior to that sale and
(vi) the date and location of and procedures for selling the shares of Common Stock to the Third Party.

                  (c) The Bring-Along Shares purchased from each BringAlong Seller by the Third Party pursuant to this Section 3.8 in connection with the Sale of the Company shall be purchased for cash consideration only. The Initiating Stockholder shall not receive any direct or indirect benefits, fees, payments,

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inducements or other compensation in connection with the Sale of the Company.

         Section 3.9 DELIVERY OF STOCK CERTIFICATES AND DOCUMENTS. Upon the closing of any purchase of any shares of Common Stock pursuant to this Article III, the seller shall deliver to the purchaser the following: the certificate or certificates representing the shares of Common Stock being sold, duly endorsed for transfer, and such assignments, certificates of authority, consents to transfer, instruments and evidences of title of the seller and of the seller's compliance with this Agreement as may be reasonably required by the purchaser.

         Section 3.10 EXPIRATION. The rights and obligations of Stockholders under this Article III shall expire on the date of the Initial Public Offering.


                                   ARTICLE IV
                               PUT AND CALL RIGHTS

         Section 4.1  PUT RIGHT; CALL RIGHT.

                  (a) During the Put Period (as defined below), Tobey shall have the right, exercisable at his sole option, to sell, and Glasgal shall have the obligation upon such exercise to purchase, all, but not less than all, of the shares of Common Stock held by Tobey, in accordance with the provisions of this
Article IV at the Fair Market Value (as defined below) of such shares on the exercise date.

                  (b) Commencing on the one year anniversary of the commencement of the Put Period and terminating on the last day of the Put Period (the "Call Period"), Glasgal shall have the right, exercisable at its sole option, to purchase, and Tobey shall have the obligation upon such exercise to sell, all, but not less than all, of the shares of Common Stock held by Tobey, in accordance with the provisions of this Article IV at the Fair Market Value of such shares on the exercise date.

                  (c) The Put Period shall be the period from July 31, 1999 through the later of (i) the twenty-four month period thereafter and (ii) the termination of the Employment Agreement between the Company and Tobey, dated as of the date hereof as the same may be extended or modified; provided, however, in the event that the Board of Directors of the Company, prior to July 31, 1999, notifies Tobey in writing that it has resolved to attempt to effect an Initial Public Offering, the commencement of the Put Period shall be delayed until the earlier of (x) the consummation of the Initial Public Offering, (y) nine months from the date of the Board of Directors resolution to attempt the Initial Public

Offering or (z) the time that the Company is no longer actively pursuing the Initial Public Offering.

         Section 4.2    TERMINATION OF EMPLOYMENT.

                  (a) In the event of a termination of Tobey's employment (i) by the Company for Cause or (ii) by Tobey without Good Reason, Glasgal shall have the right, exercisable at its sole option, during the one hundred twenty (120) day period beginning on the date of such termination, to purchase, and Tobey shall have the obligation upon such exercise to sell, all, but not less than all, of the shares of Common Stock held by Tobey, in accordance with the provisions of Article IV at the Fair Market Value of such shares on the termination date.

                  (b) In the event of a termination of Tobey's employment (i) by the Company for other than Cause or (ii) by Tobey for Good Reason, Tobey shall have the right, exercisable at his sole option, during the one hundred twenty
(120) day period beginning on the date of such termination, to sell, and Glasgal shall have the obligation upon such exercise to purchase, all, but not less than all, of the shares of Common Stock held by Tobey, in accordance with the provisions of Article IV at the Fair Market Value of such shares on the termination date.

         Section 4.3   PROCEDURE FOR DETERMINING FAIR MARKET VALUE.

                  (a) For purposes of this Agreement, the Fair Market Value of shares of Common Stock shall mean the fair market value as shall be determined by an Appraiser selected by the mutual agreement of Tobey and Glasgal within 15 days after Glasgal's exercise of its call right pursuant to Section 4.1(b) or 4.2(a) or Tobey's exercise of his put right pursuant to Section 4.1(a) or 4.2(b). If Glasgal and Tobey cannot select an Appraiser within such 15 day period, then each of Glasgal and Tobey shall select an Appraiser within 5 days after the expiration of such 15 day period. The two Appraisers so selected shall jointly select (within 10 days of their appointment) a third Appraiser who shall determine Fair Market Value hereunder. In determining Fair Market Value, the Appraiser shall use one or more valuation methods that it, in its best professional judgment, believes to be most appropriate to determine the aggregate fair market value of the Company. Thereupon the Fair Market Value of the shares of Common Stock shall be appraised at their pro rata share of such aggregate fair market value, without giving effect to any discount for the lack of liquidity of the shares of Common Stock or the fact that the shares of Common Stock being sold represent a minority interest. The Company shall bear all of the costs and expenses of the Appraiser. The Appraiser shall determine the Fair Market Value of such shares of Common Stock within 45 days following its selection as such.

         Section 4.4  CLOSING OF PUT OR CALL.

                  (a) Any closing of a purchase of Common Stock by Glasgal pursuant to this Article IV (the "Article IV Closing") shall occur no later than sixty days (60) days after the date that the Appraiser determines the Fair Market Value of shares of Common Stock pursuant to Section 4.3.

                  (b) The Article IV Closing shall be held at the principal office of the Company or at such other place which Glasgal and Tobey shall otherwise agree upon. At the Article IV Closing, the certificate or certificates representing the shares of Common Stock so purchased shall be delivered to Glasgal and Glasgal shall deliver full cash payment of the Fair Market Value of such shares of Common Stock in immediately available funds.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1  CAPITAL CONTRIBUTION.

                  (a) Glasgal hereby agrees that it shall make an additional capital contribution to the Company, in the amount of $625,000 to be contributed no later than January 1, 1997.

                  (b) In the event that Glasgal fails to contribute the aggregate amount specified in Section 5.1(a), Glasgal shall be deemed to contribute to the capital of the Company such number of its shares of Common Stock with a value equal to the amount of such unpaid capital contributions and such shares shall thereupon become treasury stock of the Company. For purposes of this Section 5.1(b), Glasgal's shares of Common Stock so contributed shall be valued at $4,000 per share (as equitably adjusted for any stock split, stock dividend, recapitalization, reclassification or other similar transaction). Glasgal shall promptly surrender to the Company certificate(s) for the shares of Common Stock deemed to be contributed to the Company pursuant to Section 5.2(b).

                  (c) In the event Glasgal fails to contribute the aggregate amount specified in Section 5.1(a) by January 1, 1997, Tobey (or his designee) shall have the right to purchase, and Glasgal agrees to sell, Glasgal's remaining shares of Common Stock (as such holdings shall have been reduced pursuant to Section 5.1(b)) for $4,000 per share (as equitably adjusted for any stock split, stock dividend, recapitalization, reclassification or other similar transaction) together with the Glasgal Integration Resources (as defined below).

         Section 5.2   BEST EFFORTS.   Each Stockholder hereby agrees that when
any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholder of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings of the General Corporation Law of the State of Delaware to effectuate such stockholder action.

         Section 5.3  FINANCIAL STATEMENTS.  The Company shall deliver to each
Stockholder:

                  (a) as soon as available but in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments; and

                  (b) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, and (ii) a copy of such firm's annual management letter to the Board of Directors (if such management letter is prepared for that year).

         Section 5.4 INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any Stockholder, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss and inquire into the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its subsidiaries. The Stockholders will hold, and will cause its representatives to hold, all knowledge and information relating to or concerning the Company or any of its subsidiaries or affiliates confidential, and will not use, disclose or divulge any such information, knowledge or data to any person, firm or corporation, provided; however, that the Stockholders may disclose or divulge such information, knowledge or data that is or becomes generally available to the public (through no act on such Stockholder's part), or where such disclosure is legally compelled by judicial or administrative action.

         Section 5.5  CERTAIN RELATIONSHIPS WITH GLASGAL.

                  (a) Glasgal intends to be a customer of the Company. In the event that Glasgal purchases goods and/or services from the Company, the Company shall charge Glasgal the lowest price as is charged to any other customer of the Company during the preceding twelve months for the same goods and/or services (excluding other customers who receive special promotional incentives or volume discounts); provided, however, that Glasgal shall be eligible for any volume discounts generally available to other customers of the Company.

                  (b) The Initial Business Plan identifies certain administrative and support services to be provided by Glasgal to the Company. Such services shall be provided by Glasgal to the Company at Glasgal's direct cost, which shall include applicable Glasgal salary expense. Upon the request of the Board of Directors of the Company, Glasgal may provide additional administrative and support services to the Company. Glasgal shall charge the Company reasonable prices for such additional administrative and support services not in excess of the lowest prices charged by Glasgal to a third party for such services.

                  (c) Upon the execution of this Agreement, Glasgal shall contribute all assets, resources and personnel relating to its current computer integration capabilities, which include the services of hardware and software configuration and burn in/testing for Glasgal, and which excludes pre-sales, design, consulting, installation and after sale maintenance support (collectively, the "Glasgal Integration Resources").

                  (d) Prior to the earlier to occur of (i) the date of the Initial Public Offering and (ii) the date that Tobey no longer owns any shares of Common Stock, Glasgal shall not, directly or indirectly, whether as a proprietor, partner, investor, stockholder, director, officer, consultant, independent contractor, co-venturer, employer, employee, agent, representative or in any other capacity, engage in the business of computer software integration, other than as a stockholder in the Company. Notwithstanding the foregoing, Glasgal shall not be precluded from effecting an acquisition of an entity that conducts, as part of its operations, a computer software integration business so long as CASI is granted (prior to the consummation of such acquisition) an option to acquire such computer integration portion of such business at fair market value as determined by an Appraiser.

         Section 5.6 INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         Section 5.7 NOTICES. Any and all notices, requests or other communications provided for herein shall be given in writing and sent by (i) registered or certified mail, return receipt requested, with first-class postage prepaid or (ii) nationally recognized overnight courier; and such notices shall be addressed: (a) if to the Company, to the principal office of the Company; (b) if to any Stockholder, to the address of such Stockholder as reflected in the stock records of the Company, unless notice of a change of address is furnished to all parties in the manner provided in this Section 5.7.

         Section 5.8 BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, (a) the Company and its successors and assigns, and (b) the Stockholders and their respective legatees, distributees, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives.

         Section 5.9 GENDER. The use of either gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and VICE VERSA), wherever appropriate.

         Section 5.10 CHANGES; WAIVER. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

         Section 5.11 SPECIFIC PERFORMANCE. Each of the Company and the Stockholders acknowledges and agrees that in the extent of any breach of this Agreement the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company and the Stockholders shall waive the defense in any action for specific performance that a remedy at law would be inadequate and that the Company and the Stockholders, in addition to any other remedy they may be entitled at law or equity, shall be entitled to compel specific performance of this Agreement.

         Section 5.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, that certain Registration Rights Agreement, dated as of even date herewith by and among the Company and the Stockholders; the Employment Agreement, Stock Purchase Agreement and the Charter Documents set forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the shares of Common Stock owned by the Stockholders and any other matters set forth herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such shares or such other matters. Any and all prior agreements among the parties hereto with respect to the shares of Common Stock owned by the Stockholders are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the shares of Common Stock.

         Section 5.13 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to its laws relating to choice-of-law or conflicts-of-law).

         Section 5.14 HEADINGS. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and each Stockholder has executed this Agreement, all as of the day and year first above written.


                                    COMPANY:

                                    COMPUTER-AIDED SOFTWARE
                                     INTEGRATION, INC., a Delaware
                                      corporation



                                    By:/s/ David H. Tobey
                                       -----------------------------------
                                                David H. Tobey, President



                                  STOCKHOLDERS:



                                 /s/ David H. Tobey
                                 -----------------------------------------
                                 DAVID H. TOBEY


                                 GLASGAL COMMUNICATIONS, INC.,
                                  a Delaware corporation



                                 By:/s/ James M. Caci
                                    --------------------------------------
                                    James M. Caci, Chief Financial
                                    Officer